EXHIBIT 10



               CONSENT OF FROST BROWN TODD LLC COUNSEL TO THE FUND

We consent to the references to our firm in the Prospectus, Statement of Additional Information and to the incorporation by reference in the Post-Effective Amendment No. 8 to the Registration Statement (Form N-1A, No. 333-03531; 811-07585) and related Prospectus of The WWW Funds.

FROST BROWN TODD LLC

/S/ FROST BROWN TODD LLC

Louisville, Kentucky
October 30, 2001